EXHIBIT 10.1
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                 EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENT
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     AGREEMENT,  dated as of January 1, 2006, between John M. Badke (hereinafter called "BADKE") and VICON INDUSTRIES, INC., a New York corporation, having its principal place of business at 89 Arkay Drive, Hauppauge, New York 11788 (hereinafter called the "Company").

     WHEREAS, the Company and BADKE mutually desire to assure the continuation of BADKE's services to the Company,

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties covenant and agree as follows:

     1.  Employment.   The  Company  shall  employ  BADKE  as  its  Senior  Vice
President/Finance and Chief Financial Officer throughout the term of this Agreement, and BADKE hereby accepts such employment.

     2. Term. The term of this Agreement shall commence as of the date of this Agreement and end on December 31, 2007 unless terminated earlier by the Company for "Misconduct".

     3. Compensation.

          A. The Company shall pay BADKE a base salary of $175,000 per annum, subject to periodic adjustment as determined by the CEO of the Company with Board of Directors approval, but in any event shall not be less than the base salary so indicated.

          B. BADKE's base salary shall be payable monthly or bi-weekly.

          C. BADKE shall also be entitled to participate, if a full time employee, in any life insurance, medical, dental, hospital, disability, 401(k) or other benefit plans as may from time to time be made available to the officers of the Company, subject to the general eligibility requirements of such plans.

     4. Covenant not to Compete. BADKE agrees that during the term of this Agreement or any replacement Agreement and for a period of 24 months thereafter, or at anytime BADKE is receiving Severance or Retirement payments under Section 5 herein, he shall not directly or indirectly within the United States or Europe engage in, or enter the employment of or render any services to any other entity engaged in, any business of a similar nature to or in competition with the Company's business of designing, manufacturing and selling video security and surveillance equipment and protection devices anywhere in the United States and Europe. BADKE further acknowledges that the services to be rendered under this Agreement by him are special, unique, and of extraordinary character and that a material breach by him of this section will cause the Company to suffer irreparable damage; and BADKE agrees that in addition to any other remedy, this section shall be enforceable by negative or affirmative preliminary or permanent injunction in any Court of competent jurisdiction. BADKE acknowledges that he may only be released from this covenant if the Company materially breach's this agreement or provides a written release of this provision. This clause shall survive the expiration or termination of this Agreement.

     5. Severance/Retirement Payment on Certain Terminations or Events.

          A. If either BADKE retires (anytime after attaining the minimum retirement age of 60) or the Company terminates BADKE's employment with the Company for reasons other than "Misconduct"; or dies while still a full time employee, or is terminated under paragraph 7 herein, then BADKE, or his survivor shall be entitled to receive severance or retirement payments as the case may be, without reduction for any offset or mitigation, in an amount equal to $350,000. This Section 5 shall survive the expiration of this Agreement. If this Agreement expires and BADKE is required to perform his services outside of Long Island or is required to take any salary, benefits, or perquisites (customarily provided) reduction, then BADKE's employment shall be deemed to have been effectively terminated under this
     Section 5.

          B. "Misconduct" shall mean (a) a willful, substantial and unjustifiable refusal or inability, due to drug or alcohol impairment, to perform substantially the duties and services required of his position; (b) misappropriation or embezzlement involving the Company or its assets; (c) conviction of a felony involving moral turpitude; or (d) conviction of fraud in a court of law.

          C. In the event of payment of severance under this section 5, such payments shall be in lieu of any other obligation by the Company for accrued compensation benefit of any kind at the time of termination. Post termination stock option exercises in accordance with Plan provisions are excepted.

          D. The severance amount shall be paid in equal monthly payments over a 24-month period. Should BADKE be in violation of Paragraph 4, severance payments shall cease at that time.

     6. Termination Payment on Change of Control.

          A. Notwithstanding any other provision of this Agreement, if a "Change of Control" occurs without the consent of the Board of Directors, BADKE, at his option, may elect to terminate his rights and obligations under this Agreement and to receive a termination payment, without reduction for any offset or mitigation, in an amount equal to three times his average annual base salary for the five years preceding the Change of Control, in either present value lump sum or extended payments over three years as BADKE shall elect.
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          B. A "Change  of  Control"  shall be deemed  to have  occurred  if any entity or person shall directly or indirectly acquire beneficial ownership of 50% or more of the then outstanding shares of capital stock of the Company.

          C. BADKE's option to elect to terminate his obligations and to receive a termination payment as either a present value lump sum or extended payments may be exercised only by written notice delivered to the Company within 90 days following the date on which BADKE receives actual notice of a Change of Control. In selecting this option the Company shall have no obligation to BADKE for any severance payments under paragraph 5.

     7. Death or Disability. The Company may terminate this Agreement and all salary due thereunder, (excluding liability under Section 5) at its sole option and determination if during the term of this Agreement (a) BADKE dies or (b) BADKE becomes so disabled for a period of six months that he is substantially unable to perform his duties under this Agreement for such period. The Company shall be the sole judge of such disability.

     8. Deferred Compensation.

          A. 6,561 shares of the Company's common stock now held by the Company as treasury shares (the "Deferred Compensation Shares") shall be set aside and held by the Company for future distribution to BADKE under this paragraph.

          B. As deferred compensation, and in addition to all other compensation payable to BADKE, the Deferred Compensation Shares shall become the property of BADKE, and the Company shall deliver the certificates for the Deferred Compensation Shares to BADKE (or his executor of administrator), on the Transfer Date, registered in BADKE's name, within 10 days thereafter. The Transfer Date shall be the earliest of (i) the date of BADKE's death; (ii) the date as of which BADKE's employment by the Company involuntarily terminates; (iii) the date BADKE reaches age 60; or (iv) the occurrence of a change of Control as defined in paragraph 6.

          C. Notwithstanding any other provision of this paragraph, BADKE shall not be entitled to any Deferred Compensation Shares if the Company terminates this Agreement for Misconduct as defined in paragraph 5.

          D. Prior to the Transfer Date, BADKE's rights to the Deferred Compensation Shares shall not be transferrable and the Treasury Shares shall be the property of the Company.

          E.  BADKE   represents   that  he  will  be  acquiring   the  Deferred
     Compensation Shares for investment only and without a view to the distribution thereof and that the Deferred Compensation Shares, when delivered to him, will constitute restricted stock under the Securities Act of 1933, and the regulations thereunder, and that the certificates therefore shall bear such legend relating to this subparagraph as the Company shall reasonably require.

          F. This clause shall survive the expiration of this Agreement.

     9. Arbitration. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of New York in accordance with the rules of the American Arbitration then in effect, and judgement upon the award rendered be entered and enforced in any court having jurisdiction thereof.

     10. Miscellaneous.

          A. This Agreement contains the entire agreement between the parties and supersedes all prior agreements by the parties relating to payments by the Company upon involuntary employment termination with or without cause, however, it does not restrict or limit such other benefits as the President may determine to provide or make available to BADKE.

          B. This agreement may not be waived, changed, modified or discharged orally, but only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

          C. This Agreement shall be governed by the laws of New York State applicable to contracts between New York State residents and made and to be entirely performed in New York State.

          D. If any part of this Agreement is held to be unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect.

          E. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successor, and assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

                                                          VICON INDUSTRIES, INC.


/s/ John M. Badke                                      By:  /s/ Kenneth M. Darby
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John M. Badke                                             Kenneth M. Darby
                                                          CEO
                                                          Vicon Industries, Inc.